REGISTRATION NO. 333-
_____________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                 _____________________________

                            FORM S-8

                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                PHYSICIAN COMPUTER NETWORK, INC.
     (Exact name of registrant as specified in its charter)
           NEW JERSEY                   22-2485688
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification
                                   Number)_______________

                     _______________________

                      1200 The American Road
                 Morris Plains, New Jersey  07950
                          (973) 490-3100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Second Amended and Restated 1993 Incentive
               and Non-Incentive Stock Option Plan
                     (Full title of the plan)

                         John F. Mortell
                 Physician Computer Network, Inc.
                      1200 The American Road
                 Morris Plains, New Jersey  07950
                          (973) 490-3100
    (Name, address, including zip code, and telephone number,
            including area code, of agent for service)
                  _____________________________

                             COPY TO:
                       Jonathan A. Klein
          Gordon Altman Butowsky Weitzen Shalov & Wein
                      114 West 47th Street
                   New York, New York  10036
                         (212) 626-0879
                 _____________________________
                 CALCULATION OF REGISTRATION FEE


                              Proposed      Proposed
Title of      Amount to       maximum       maximum
securities    be registered   offering      aggregate      Amount of
to be         <F1>            price per     offering       registration
registered                    share         price <F1>     fee
__________    __________      _________     ___________    __________

Common
Stock,
$.01 par
value. . .      4,300,000      $12.625      $26,999,914.50  $8,195.00

<F1>  Pursuant to Rule 457 of the Securities Act of 1933, as
amended, these amounts are used solely for the purpose of calculating the registration fee. Such amounts are based upon:
(i) the price at which the options may be exercised, which are as follows: 120,000 shares at $2.50 per share; 44,000 shares at $2.88 per share; 22,000 shares at $3.30 per share; 80,000 shares at $3.625 per share; 22,000 shares at $3.80 per share; 922,000 shares at $4.00 per share; 80,000 shares at $4.169 per share; 2,000 shares at $4.37 per share; 8,000 shares at $4.75 per share; 80,000 shares at $4.794 per share; 20,000 shares at $5.00 per share; 8,000 shares at $5.46 per share; 8,000 shares at $6.28 per share; 15,000 shares at $7.20 per share; 8,000 shares at $7.22 per share; 8,000 shares at $8.30 per share; 894,000 shares at $9.188 per share; 30,000 shares at $9.75 per share; 55,000 shares at $10.875 per share;
27,000 shares at $11.25 per share; 10,000 shares at $11.375 per share; 498,000 shares at $12.625 per share; and (ii) regarding the 1,339,000 unissued shares, the average of the bid and asked prices of such shares as quoted on the NASDAQ as of December 26, 1997, which is $4.094 per share.

/TABLE

         THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933.

                 PHYSICIAN COMPUTER NETWORK, INC.

                     _______________________

            SECOND AMENDED AND RESTATED 1993 INCENTIVE
               AND NON-INCENTIVE STOCK OPTION PLAN
                     _______________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
         NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS.  ANY
                  REPRESENTATION TO THE CONTRARY
                      IS A CRIMINAL OFFENSE.

         This Prospectus relates to the offer and sale by Physician Computer Network, Inc., a New Jersey corporation (the "Company"), of 4,300,000 shares of its common stock, $.01 par value ("Common Shares"), issuable upon the exercise of options that have been or hereafter may be granted under the Company's Second Amended and Restated 1993 Incentive and Non-Incentive Stock Option Plan (the "Plan"). If, as a result of stock splits, stock dividends or similar transactions, securities to which this Prospectus relates are issued or become issuable, this Prospectus shall also apply to such other securities. This Prospectus may not be used for the reoffer or resale of Common Shares acquired pursuant to the Plan.

                     _______________________

     THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.
                     _______________________

        The date of this Prospectus is December 31, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY
ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE ANY OF THE DATES SPECIFICALLY MENTIONED HEREIN OR THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY
TIME SUBSEQUENT TO ITS DATE.

                        TABLE OF CONTENTS


AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . .4

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . .6

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .6

SECOND AMENDED AND RESTATED 1993 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN8

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. . . . . . 13

RESALES OF COMMON SHARES . . . . . . . . . . . . . . . . . . . 16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . 17

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 18

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                      AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements and other information, including registration statements for the Common Shares to which this Prospectus is applicable, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: Northeastern Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington,
D.C. 20549, at prescribed rates. The Common Shares are listed on the National Market System (the "NASDAQ NMS") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ").

         The Company has filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (together with any amendments thereto, the "Registration Statement") with respect to the Common Shares covered hereby. This Prospectus omits certain information set forth in the Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information pertaining to the Company and the Common Shares covered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules filed as a part thereof, which may be obtained from the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, upon payment of the prescribed fee. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

Copies of such documents also may be examined without charge at the regional offices of the Commission referred to above.

                           THE COMPANY

         The Company is a New Jersey corporation. The principal executive offices of the Company are located at 1200 The American
Road, Morris Plains, New Jersey 07950. The telephone number of such executive offices is (973) 490-3100.

                           INTRODUCTION

         The purpose of the Plan is to further the growth and development of the Company and any subsidiaries by encouraging selected employees, officers, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through ownership of Common Shares, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting to its service persons of outstanding ability.

         The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the complete text of the Plan and to the individual stock option agreements issued thereunder (each, a "Stock Option Agreement"). Requests for additional information about the Plan and its administration should be addressed to John F. Mortell, Executive Vice President, 1200 The American Road, Morris Plains, New Jersey 07950. Telephone No.: (973) 490-3100.

         The Plan is neither subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), nor qualified under Section 401(a) of the Internal
Revenue Code of 1986, as amended (the "Code").

         The prices for the Common Shares covered by this Prospectus which are or may be subject to options are and will be as specified in the various Stock Option Agreements governing the issuance of such Common Shares, such prices, however, may not be less than the Fair Market Value (as defined below) of the Common Shares on the date of grant of the option, except that in the case of an option grant to an eligible individual (see "Second Amended and Restated 1993 Incentive and Non-Incentive Stock

Option Plan -- Eligibility" below) who at the time of the grant of an incentive stock option owns, directly or indirectly within the meaning of Section 424(d) of the Code, ten percent (10%) or more of the combined voting power of the Company, any Subsidiary or any parent of the Company (as defined in Section 424(e) of the Code) (a "Ten Percent Shareholder"), the exercise price shall not be less than 110% of the Fair Market Value of the Common Shares on the date of the grant of the option. Under the Plan, the Fair Market Value ("Fair Market Value") of a Common Share as of a specified date means, if the Common Shares are listed on a national securities exchange or on the NASDAQ NMS, the closing price of the Common Shares on the business day immediately preceding the date as of which the Fair Market Value is being determined, or on the next preceding date on which such Common Share traded if no Common Share were traded on such immediately preceding business day; or, if the Common Shares were not so listed on a national securities exchange, but publicly traded, the representative closing bid price in the over-the-counter market as reported by NASDAQ or as quoted by the National Quotation Bureau or a recognized dealer in the Common Shares, on the date immediately preceding the date as of which the Fair Market Value is being determined, or on the next preceding date on which such Common Shares are traded if no Common Shares were traded on such immediately preceding business day. In determining Fair Market Value, the Committee (as defined hereinafter) may also consider such other factors as it shall deem appropriate.

         This Prospectus only covers the issuance of Common Shares by the Company pursuant to the Plan. It does not cover resales of such Common Shares by persons who exercised their options. How-ever, persons who are not deemed to be "affiliates" of the Company as that term is defined in Rule 405 under the Securities Act, ordinarily may publicly resell Common Shares acquired hereunder without registration under the Securities Act in reliance on its exemption provided in Section 4(1) thereof. Persons who are affi-liates of the Company (which generally include its officers, directors and principal shareholders) may not publicly resell Common Shares acquired hereunder except pursuant to registration under the Securities Act or by compliance with Rule 144 under the Securities Act. See "Resales of Common Shares".

         Section 16(b) of the Exchange Act and the Rules and Regulations of the Commission promulgated thereunder may impose liability under some circumstances upon certain statutorily defined persons in connection with their acquisition or disposition of any equity security of the Company (including Common Shares acquired upon the exercise of options under the Plan). See "Resales of Common Shares".

          SECOND AMENDED AND RESTATED 1993 INCENTIVE AND
                 NON-INCENTIVE STOCK OPTION PLAN

GENERAL

         On May 12, 1997, the Board of Directors of the Company (the "Board") adopted, subject to approval by the shareholders, an amendment to the Plan increasing the maximum aggregate number of Common Shares that may be issued under the Plan to 4,300,000 Common Shares. The amendment was proposed and adopted in order that the Company could continue to attract and retain persons of outstanding ability who contribute materially to the Company's success, and to provide incentives through ownership of Common Shares for them to promote the growth and financial success of the business of the Company.

EFFECTIVE DATE

         The Plan in its original form was adopted by the Board on May 28, 1993, and became effective on July 13, 1993. The most recent changes to the Plan were approved by the Board on May 12, 1997 and became effective on June 25, 1997, the date on which the holders of a majority of the outstanding Common Shares approved the Plan in its amended and restated form.

ELIGIBILITY

         The individuals eligible for the grant of options under the Plan are (i) all directors, officers and employees; and (ii) such individuals determined by the Committee (as defined below) to be rendering substantial services as a consultant or independent contractor to the Company or any subsidiary, as the Committee shall determine from time to time in its sole and absolute discretion; provided, however, that only employees of the Company or any subsidiary shall be eligible to receive incentive stock options.
All participants shall be eligible to be granted more than one option under the Plan.

ADMINISTRATION

         The Plan is administered by a committee (the "Committee") consisting of not less than a number of "non-employee directors" (as such term is defined in Rule 16b-3 under the Exchange Act), who are also "outside directors" (within the meaning of Section 162(m) of the Code) so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3 and Section 162(m), respectively. Subject to certain limits, the Committee has the power to administer the Plan in its sole and absolute discretion.

STOCK SUBJECT TO THE PLAN

         The Plan, as amended, provides for the issuance of up to 4,300,000 Common Shares (subject to adjustment as described below) upon exercise of options granted under the Plan; provided, however, that no more than 250,000 Common Shares (subject to adjustment as described below) may be awarded to any employee in any calendar year. To the extent that an option terminates without having been exercised, the Common Shares subject to such award will again be available for distribution in connection with future awards under the Plan.

GRANT OF OPTIONS

         Under the Plan, incentive stock options qualifying under
Section 422 of the Code, may be granted to employees (including officers and directors who are employees) of the Company and/or any of its subsidiaries, and non-incentive stock options may be granted to employees, officers and directors and such other persons rendering services to the Company or any of its subsidiaries as the Committee determines will assist the Company's business endeavors. The Committee selects the optionees and determines (i) whether the option is to be a non-incentive stock option or an incentive stock option; (ii) the number of Common Shares purchasable under the option; (iii) the exercise price, which cannot be less than 100% of the Fair Market Value of the Common Shares on the date of grant (110% of the Fair Market Value in the case of an incentive stock option granted to any person who, at the time the incentive stock option is granted, is a Ten Percent Shareholder); (iv) the time or times when the option becomes exercisable; and (v) the term of the option, which may not exceed ten (10) years from the date of grant (or five (5) years for any incentive stock option granted to a Ten Percent Shareholder). The Committee may, in its discretion (i) accelerate the vesting of any option not yet vested; and (ii) extend the term for exercise of any option, whether or not vested, but not beyond ten (10) years (five (5) years for any option held by any Ten Percent Shareholder) from the date of the grant.

EXERCISE OF OPTIONS

         All options under the Plan are exercisable during the optionee's lifetime only by the optionee and only while the optionee is in the employ of or rendering services to the Company or its subsidiaries, except where termination of such relationship is due to death, disability or retirement at or after age 65. In the event of termination due to death, disability or retirement at or after age 65, options granted under the Plan are exercisable by the optionee or the optionee's executor or administrator within twelve (12) months from the date of such termination (to the extent exercisable by the optionee on such date); provided, however, that if, in the event of termination of employment due to retirement at or after age 65, an incentive stock option is exercised later than three (3) months after such termination of employment, such option will thereafter be treated as a non-incentive stock option. In the event an optionee is terminated for any reason other than death, disability or retirement at or after age 65, all unexercised options, whether or not vested, expire on the date of such termination, unless the Committee has otherwise provided in the stock option agreement.

         No option under the Plan is transferable other than by will or the laws of descent and distribution or, in the case of a non-incentive stock option, pursuant to a qualified domestic relations order (as defined by the Code or Title I of ERISA or the rules thereunder).

         Options are exercisable by payment in cash to the Company, or a check to its order, of the full purchase price for the Common Shares to be purchased or, if the Committee has so provided in the Stock Option Agreement, by payment of any form of legal consideration acceptable to the Committee, including Common Shares valued at their Fair Market Value on the date of delivery or a full recourse promissory note payable to the Company or any combination thereof. Options are not exercisable for fractional shares.

         Prior to issuance of Common Shares upon exercise of an option, the optionee must pay or make adequate provision, satisfactory to the Company, for the payment of any federal, state, local or foreign withholding obligations of the Company or any parent, subsidiary or affiliate of the Company, if applicable. The obligations of the Company under the Plan, including the obligation to issue Common Shares upon the exercise of an option, shall be conditional on such payment or provision, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee or to withhold an amount of Common Shares otherwise deliverable to the optionee sufficient to pay such withholding obligations.

NO STOCKHOLDERS RIGHTS

         No holder of an option and no beneficiary or other person claiming under or through such holder will acquire any rights as a stockholder of the Company by virtue of such holder having been granted an option under the Plan. No holder of an option and no beneficiary or other person claiming under or through such holder will have any right, title or interest in or to any Common Shares allocated or reserved under the Plan or subject to any option except as to Common Shares, if any, that have been issued or transferred to such holder. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date of exercise of an option, except as may be provided in the Stock Option Agreement.

ADJUSTMENTS UPON CERTAIN EVENTS

         The Plan contains customary anti-dilution provisions which provide that in the event of any change in the Company's outstanding capital stock, such as a stock dividend, stock split or recapitalization, an adjustment shall be made, as determined by the Committee in its sole discretion, in the aggregate number of Common Shares available for issuance under the Plan, the number of Common Shares available for any individual awards, and the number and exercise price of Common Shares subject to outstanding options under the Plan.

         In addition, the Plan provides that, in the event of the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the property of the Company or upon any other similar extraordinary transaction, the Committee may determine that all options then outstanding under the Plan will become fully vested and exercisable. The Committee in its discretion may make provisions for the assumption of outstanding options, or the substitution for outstanding options of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

AMENDMENTS

         The Board may, insofar as permitted by law, from time to time, with respect to any Common Shares at the time not subject to options, suspend or terminate the Plan or revise or amend the Plan in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Sections 422 or 162(m) of the Code or any other requirement of applicable law or regulation if such amendment were not approved by the shareholders of the Company shall not be effective unless and until such approval is obtained.

         No amendment, suspension or termination of the Plan that would adversely affect the right of any holder of an option with respect to an option previously granted under the Plan will be effective without the written consent of such holder of an option.


TERMINATION

         No option shall be granted pursuant to the Plan on or after July 13, 2003, but options theretofore granted may extend beyond such date.

       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following is a summary of certain federal income tax aspects of awards made under the Plan, based upon the laws in effect on the date hereof.

INCENTIVE STOCK OPTIONS

         Generally, no taxable income is recognized by the optionee upon the grant of an incentive stock option or upon the exercise of an incentive stock option either during the period of his employment with the Company or one of its subsidiaries (as defined in Section 424(f) of the Code) or within the period ending three
(3) months (twelve (12) months, in the event of permanent and total disability or death of the optionee) after termination. (In the event of the optionee's termination of employment due to retirement at or after age 65, an incentive stock option that is exercised later than three months after such termination of employment will be treated for tax purposes as a non-incentive stock option.) However, the exercise of an incentive stock option may result in an alternative minimum tax liability to an optionee since the excess of the Fair Market Value of the optioned stock at the date of exercise over the option price must be included in alternative minimum taxable income.

         If the optionee holds shares acquired upon the exercise of an incentive stock option for at least two (2) years from the date of grant of the option and for at least one

(1) year from the date of exercise (the "ISO Holding Period"), any gain on a subsequent sale of such shares will be considered as long-term capital gain to the optionee and no deduction will be allowed to the Company for federal income tax purposes. The gain recognized upon the sale of the shares is equal to the excess of the selling price of the shares over the exercise price. If the optionee sells the shares acquired upon exercise of the incentive stock option prior to expiration of the ISO Holding Period (a
"Disqualifying Disposition"), generally (a) the optionee will recognize ordinary income in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the option price or (ii) the amount realized on the date of sale, less the option price; and (b) if the selling price of the shares exceeds the Fair Market Value on the date of exercise, the excess will be taxable to the optionee as short-term or long-term capital gain
(depending on whether the shares were held for more than one (1) year). Effective for sales after July 28, 1997, the Taxpayer
Relief Act of 1997 makes the optionee's long-term capital gain taxable at a maximum federal income tax rate of 28% or 20%, depending on whether the optionee held the shares acquired upon exercise of the option for more than one year or more than 18 months, respectively. Prior to July 28, 1997, the optionee's long-term capital gains are taxable at a maximum federal income tax rate of (i) 20% for sales made between May 7, 1997 and July 28, 1997;
and (ii) 28% for sales made before May 7, 1997, in each case so long as the optionee held the shares acquired upon exercise for more than one year. Items of ordinary income continue to be taxable to individuals at a maximum rate of 39.6%.

         No deduction will be allowed to the Company with respect to incentive stock options for federal income tax purposes, unless the optionee sells the Common Shares in a Disqualifying Disposition.
In the case of a Disqualifying Disposition, the Company will, subject to possible limitation imposed by Section 162(m) of the Code (see discussion below), be entitled to deduct the amount of ordinary income recognized by the optionee.

NON-INCENTIVE STOCK OPTIONS

         In general, with respect to non-incentive stock options:
(i) no income is recognized by the optionee at the time the option is granted; (ii) upon exercise of the option, the optionee recognizes ordinary income in an amount equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise; and (iii) at disposition of the shares, any appreciation after the date of exercise is treated as long-term or short-term capital gain, depending on whether the shares are held for more than one
(1) year by the optionee and, if long-term capital gain, will generally be subject to tax at a maximum federal income tax rate of 20% or 28% for sales after July 28, 1997, depending on whether the shares are held for more than 18 months or more than one (1) year, respectively, as discussed above.

         Generally, the Company will, subject to possible limitations imposed by Section 162(m), be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee at the date of exercise, to the extent such income is considered reasonable compensation. The amount of ordinary income recognized by the optionee will be treated as compensation income and will be subject to income tax withholding by the Company.

$1 MILLION LIMITATION ON DEDUCTIBLE COMPENSATION

         Section 162(m) of the Code generally limits the Company's deduction with respect to compensation paid to each of its "covered employees" (generally defined as the chief executive officer and four highest compensated officers of the corporation other than the chief executive officer) to $1 million per year. Since an employer is generally not entitled to a deduction in connection with an incentive stock option, Section 162(m) should not affect the Company's tax treatment with regard to incentive stock options, except in the case of a Disqualifying Disposition. Moreover, the deduction limit does not apply to certain "performance-based compensation". The Company intends that stock options granted under the Plan at an exercise price which is not less than Fair Market Value will qualify as performance-based compensation and will not be subject to the $1 million deduction limitation.

         THE FOREGOING IS BASED UPON FEDERAL TAX LAWS AND REGULATIONS AS PRESENTLY IN EFFECT AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE FEDERAL INCOME TAX ASPECTS OF THE PLAN. ALSO, THE SPECIFIC STATE AND LOCAL TAX CONSEQUENCES TO EACH OPTIONEE UNDER THE PLAN MAY VARY, DEPENDING UPON THE LAWS OF THE VARIOUS STATES AND LOCALITIES AND THE INDIVIDUAL CIRCUMSTANCES OF EACH OPTIONEE.

OPTIONS TO BE GRANTED

         The Company has not yet made any determination regarding the grant of any additional options under the Plan.


                     RESALES OF COMMON SHARES

         Subject to certain limitations which pertain to "affiliates" of the Company, Common Shares purchased upon the exercise of options granted under the Plan may generally be resold from time to time without registration under the Securities Act in reliance upon the exemption provided in Section 4(1) thereof even though this Prospectus does not cover resales of Common Shares purchased upon the exercise of options granted under the Plan. Participants who are "affiliates" of the Company as defined in Rule 405 of the Securities Act, may resell Common Shares purchased upon the exercise of options granted under the Plan only (i) in accordance with the provisions of Rule 144 promulgated under the Securities Act (exclusive of the two-year holding period) or some other available exemption from registration under the Securities Act; or (ii) pursuant to an effective registration statement filed with the Commission under the Securities Act. An "affiliate" usually will include shareholders owning more than ten percent (10%) of the outstanding Common Shares, and executive officers and directors of the Company. In order to insure compliance with applicable securities laws, the Company may cause certificates evidencing Common Shares purchased upon the exercise of options or rights granted under the Plan to bear a legend regarding such restrictions.

         Under Section 16(b) of the Exchange Act, Insiders are strictly liable to the Company for all profits realized from any purchase and sale (or any sale and purchase) of any "equity security" of the Company within a period of less than six (6) months, irrespective of the intention on the part of such persons, in entering into such transactions. The term "equity security" may include rights to acquire Common Shares upon the exercise of warrants or options or upon the conversion of convertible securities, or otherwise. Accordingly, in determining ownership of Common Shares, Insiders may be required to include Common Shares issuable upon exercise of options or warrants or upon conversion of convertible securities. Prior to the acquisition or disposition of any "equity
 security" of the Company (including Common Shares to be acquired pursuant to the exercise of any options under the Plan or resales of such Common Shares), Insiders should consult with their respective counsel.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. Incorporated herein by reference are the following documents on file with the Commission:

                     (i)     The Company's Annual Report on Form
                         10-K for the year ended December 31, 1996;

                     (ii)        The Company's Quarterly Report on
                             Form 10-Q for each of the quarters
                             ended March 31, 1997, June 30, 1997
                             and September 30, 1997;

                     (iii)       All other reports filed by the
                             Company with the Commission pursuant
                             to Sections 13(a) or 15(d) of the
                             Exchange Act since the end of the
                             fiscal year covered by the Annual
                             Report referred to above; and

                     (iv)        The description of the Company's
                             Common Shares contained in the
                             Company's registration statement filed
                             with the Commission pursuant to
                             Section 12 of the Exchange Act and all
                             amendments or reports thereto filed
                             for the purpose of updating such
                             description.

         In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference). The Company hereby further undertakes to deliver or cause to be delivered to each Participant, who does not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its shareholders generally no later than the time such materials are first sent to its shareholders. Requests for such copies should be addressed to John F. Mortell, Executive Vice President, Physician Computer Network, Inc., 1200 The American Road, Morris Plains, New Jersey 07950. Telephone No.: (973) 490-3100.

                           LEGAL MATTERS

         The validity of the issuance of the Common Shares offered hereby and certain other legal matters have been passed upon by the law firm Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West
47th Street, New York, New York 10036.

                             EXPERTS

         The consolidated financial statements and schedule of Physician Computer Network, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Physician Computer Network, Inc., a New Jersey corporation (the "Company"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Incorporated herein by reference are the following documents on file with the Commission:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) All other reports filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

         (c) The description of the Company's Common Shares contained in the Company's registration statement filed with the Commission pursuant to Section 12 of the Exchange Act and all amendments or reports thereto filed for the purpose of updating such description.

         All reports and other documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated in and to be a part of this registration statement by reference from the date of filing of such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article SIXTH of the Company's Amended and Restated Certificate of Incorporation and Article VIII of the Company's Restated By-Laws provide that the Company shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such corporate agent. The term "corporate agent" as used therein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by another applicable provision of law.

         Article SIXTH of the Company's Amended and Restated
Certificate of Incorporation also provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey

Business Corporation Act, as the same may be amended and supplemented. The Company presently maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $1,000,000 for each policy year.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

Exhibit
  No.

4.1 Registration Rights Agreement dated as of February 22, 1993 between the Company and Jeffry M. Picower. (Filed as
         Exhibit 15 to Amendment No. 7 to Schedule 13D by Jeffry M. Picower and incorporated herein by reference.)

4.2 Copy of Warrant Purchase Agreement between the Company and Jeffry M. Picower, together with conformed copy of warrant to purchase 350,000 Common Shares issued pursuant thereto. (Filed as Exhibit 10.11 to the Company's Registration Statement on Form S-1 (Reg. No. 33-42935) and incorporated herein by reference.)

4.3 Copy of Amended and Restated Warrant Purchase Agreement dated as of February 22, 1993 between the Company and Jeffry M. Picower, together with copy of Amended and Restated Warrant to purchase 350,000 shares issued pursuant thereto. (Filed as Exhibit 3 to the Company's report on Form 8-K dated March 8, 1993 and incorporated herein by reference.)

4.4 Copy of Amended and Restated Warrant Purchase Agreement dated as of February 22, 1993 between the Company and Jeffry M. Picower, together with a copy of Amended and Restated Warrant to purchase 633,462 Common Shares issued pursuant thereto. (Filed as Exhibit 4 to the Company's report on Form 8-K dated March 8, 1993 and incorporated herein by reference.)

4.5 Copy of Second Amended and Restated Warrant Purchase Agreement dated as of February 22, 1993 between the Company and Jeffry M. Picower, together with copy of Amended and Restated Warrant to purchase 436,538 Common Shares issued pursuant thereto. (Filed as Exhibit 5 to the Company's report on Form 8-K dated March 8, 1993 and incorporated herein by reference.)

4.6 Copy of Convertible Subordinated Note Purchase Agreement, dated January 25, 1995, between Equifax Inc. and the Company. (Filed as Exhibit 2 to the Company's report on Form 8-K dated January 26, 1995 and incorporated herein by reference.)

4.7      Form of Convertible Subordinated Promissory Note, dated
         February 15, 1995. (Filed as Exhibit 1 to the Company's report on Form 8-K dated February 28, 1995 and incorporated herein by reference.)

4.8      Form of Promissory Note, dated April 24, 1995 from PMSI
         Acquisition Corp. to Practice Management Systems, Inc. in the amount of $2,000,000. (Filed as Exhibit 2 to the Company's report on Form 8-K dated May 1, 1995 and incorporated herein by reference.)

4.9 Copy of Common Stock Purchase Warrant, dated September 13, 1995. (Filed as Exhibit 3 to the Company's report on Form 8-K dated September 18, 1995 and incorporated herein by reference.)

4.10 Copy of Promissory Note, dated October 27, 1995, from VERSYSS Incorporated to VERSYSS Liquidating Trust in the amount of $11,750,000. (Filed as Exhibit 1 to the Company's report on Form 8-K dated November 8, 1995 and incorporated herein by reference.)

*5       Opinion of Gordon Altman Butowsky Weitzen Shalov & Wein.

*23.1    Consent of Gordon Altman Butowsky Weitzen Shalov & Wein.
         (Included in opinion filed as Exhibit 5.)

*23.2    Consent of KPMG Peat Marwick LLP.
________________________
*  Filed herewith.

Item 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on this 31st day of December, 1997.

                             PHYSICIAN COMPUTER NETWORK, INC.

                             By: /s/ Henry Green
                                _____________________________
                                Henry Green
                                President and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                       TITLE                  DATE
_____________________    _____________________   _________________


/s/ Jeffry M. Picower    Chairman of the Board   December 31, 1997
_____________________
Jeffry M. Picower


/s/ Henry Green          Director, President     December 31, 1997
_____________________    and Chief Executive
Henry Green              Officer


/s/ John F. Mortell      Director, Executive     December 31, 1997
_____________________    Vice President and
John F. Mortell          Chief Operating Officer


/s/ Thomas F. Wraback    Senior Vice President   December 31, 1997
_____________________    and Chief Financial
Thomas F. Wraback        Officer


/s/ Frederick Frank      Director                December 31, 1997
_____________________
Frederick Frank

/s/ Jerry Breger         Director                December 31, 1997
---------------------
Jerry Breger

/s/ Richard B. Kelsky    Director                December 31, 1997
_____________________
Richard B. Kelsky

/s/ Frederic Greenberg   Director                December 31, 1997
_____________________
Frederic Greenberg


/s/ Russell J. Ricci,    Director                December 31, 1997
M.D.
_____________________
Russell J. Ricci,
M.D.

                            EXHIBITS

                               TO

                     REGISTRATION STATEMENT

                          ON FORM S-8

                               OF

                PHYSICIAN COMPUTER NETWORK, INC.

                          EXHIBIT INDEX

                                             SEQUENTIAL PAGE
EXHIBIT                                      NUMBER
_______                                      __________
5           Opinion of Gordon Altman Butowsky    29
            Weitzen Shalov & Wein.

23.2        Consent of KPMG Peat Marwick LLP.    31
